EXHIBIT 4.28

                               SIXTH AMENDMENT TO
                              AMENDED AND RESTATED
                       CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
                GEODYNE ENERGY INCOME LIMITED PARTNERSHIP I-E

      The undersigned, desiring to amend its Amended and Restated Certificate of Limited Partnership pursuant to the Oklahoma Revised Uniform Limited Partnership Act, as amended, 54 O.S. ss.301 et seq. (Supp.1999) (the "Act"), does hereby state:

      1. The name of the limited partnership is Geodyne Energy Income Limited Partnership I-E (the "Partnership").

      2. The dates of filing the Certificate of Limited Partnership and all amendments thereto are as follows:


Name                                                               Date
Agreement and Certificate of Limited Partnership                  3/11/86
Amended and Restated Agreement and Certificate
      of Limited Partnership                                      9/11/86
First Amendment to Amended and Restated Agreement
      and Certificate of Limited Partnership                      2/9/87
Second Amendment to Amended and Restated Agreement
      and Certificate of Limited Partnership                      5/15/87
Third Amendment to Amended and Restated Agreement
      and Certificate of Limited Partnership                      8/24/87
Fourth Amendment to Amended and Restated Agreement
      and Certificate of Limited Partnership                      11/24/87
Amended and Restated Certificate of Limited
      Partnership                                                 3/10/89
First Amendment to Amended and Restated Certificate
      of Limited Partnership                                      2/25/93
Second Amendment to Amended and Restated Certificate
      of Limited Partnership                                      7/19/96
Third Amendment to Amended and Restated Certificate
      of Limited Partnership                                      12/29/99
Fourth Amendment to Amended and Restated Certificate
      of Limited Partnership                                      11/21/01
Fifth Amendment to Amended and Restate Certificate
      of Limited Partnership                                      11/24/03

3. The Fifth Amendment to Amended and Restated Certificate of Limited Partnership dated November 18, 2003, and filed with the Oklahoma Secretary of State on November 24, 2003, stated that the latest date upon which the limited partnership is to dissolve is December 31, 2005. Pursuant to its terms, the Amended and Restated Certificate and Agreement of Limited Partnership dated September 10, 1986 (the "Partnership Agreement") was amended on October 27, 2005, to state that the latest date upon which the Partnership is to dissolve is December 31, 2007, provided that the General Partner may extend the term of the Partnership for up to one additional period of two years pursuant to the provisions of the Partnership Agreement.

      Therefore, the Amended and Restated Certificate of Limited Partnership is hereby revised to state that the latest date on which the Partnership is to dissolve is December 31, 2007, subject to extension as set forth in the Partnership's Partnership Agreement.

      DATED:  October 27, 2005

                                    GEODYNE RESOURCES, INC.
                                    General Partner


                                    By:   //s//Dennis R. Neill
                                          --------------------------
                                          Dennis R. Neill, President